SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Events Reported)
                                 January 6, 1998

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter.)

Delaware                           1-10938               13-3584740

(State or other jurisdiction     (Commission             (I.R.S. Employer
of incorporation)                 File Number)           Identification No.)

                 1 Labriola Court, Armonk, New York             10504-1336
                 ----------------------------------             ----------
                (Address of principal executive offices)        (Zip Code)

            Registrant's telephone number, including area code: (914) 273-5500


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Item 5.  Other Events

      The Registrant received notice, on January 5, 1998, that a shareholder class action was filed against it, its Chief Executive Officer and its Chief Financial Officer, in the United States District Court for the Eastern District of Pennsylvania on November 18, 1997, for an indeterminate amount of damages, (Blum et. al. v. Semiconductor Packaging Materials Co., Inc., et. al. (97 CV
7078)). The complaint alleges various claims arising under Sections 10(b), 20(a) and 20A(a) of the Exchange Act of 1934 and Rule 10b-5 thereunder. The complaint alleges, among other things, that the Registrant, intentionally or recklessly, failed to disclose adverse material financial information regarding its silicon wafer business in the fourth quarter of 1996. The management of the Registrant believes the action is without merit and intends vigorously to defend.

      Separately, the Northeast Regional Office of the Securities and Exchange Commission is conducting a private investigation pursuant to a formal order, captioned "In the Matter of Trading in the Securities of Semiconductor Packaging Materials Co., Inc.", to determine whether any persons may have violated the federal securities laws in connection with the purchase or sale of the Registrant's securities prior to the Registrant's December 30, 1996 announcement relating to its anticipated financial results for the fourth quarter of fiscal 1996. As a general matter, the Commission takes the position that its investigations should not be construed as an indication that any violations of law have occurred or as an adverse reflection upon any person or security. The Registrant is cooperating fully with the Commission in its investigation.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf, by the undersigned, herewith duly authorized.

                                               SEMICONDUCTOR PACKAGING
                                               MATERIALS CO., INC.

      Dated: January 6, 1998        By:    /s/ Andrew A. Lozyniak
                                           ----------------------
                                               Andrew A. Lozyniak
                                               Executive Vice President and
                                               Chief Financial Officer